SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 19, 2014

AmeriCredit Automobile Receivables Trust 2014-3

(Exact name of registrant as specified in its charter)

AFS SenSub Corp.

(Exact name of depositor as specified in its charter)

AmeriCredit Financial Services, Inc.

(Exact name of sponsor as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-194765-01 (Commission File Number)	47-6361764 (I.R.S. Employer Identification No.)

c/o AmeriCredit Financial Services, Inc. Attention: Frank E. Brown III, Esq. 801 Cherry Street, Suite 3500 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code - (817) 302-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

AFS SenSub Corp. (“AFS SenSub”), as depositor, and AmeriCredit Financial Services, Inc. (“AmeriCredit”), as sponsor, will cause a newly formed issuing entity, AmeriCredit Automobile Receivables Trust 2014-3 (the “Issuing Entity”), to issue $141,000,000 Class A-1 0.23000% Asset Backed Notes (the “Class A-1 Notes”), $120,000,000 Class A-2-A 0.64% Asset Backed Notes (the “Class A-2-A Notes”), $250,870,000 Class A-2-B Floating Rate Asset Backed Notes (the “Class A-2-B Notes” and together with the Class A-2-A Notes, the “Class A-2 Notes”), $198,420,000 Class A-3 1.15% Asset Backed Notes (the “Class A-3 Notes”), $76,510,000 Class B 1.92% Asset Backed Notes (the “Class B Notes”), $94,990,000 Class C 2.58% Asset Backed Notes (the “Class C Notes”), $93,400,000 Class D 3.13% Asset Backed Notes (the “Class D Notes”, and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes, the “Publicly Offered Notes”), $24,810,000 Class E 3.72% Asset Backed Notes and an Asset Backed Certificate (the “Certificate”), on August 27, 2014. The Publicly Offered Notes will be registered under the Registration Statement filed by the Registrant and AFS SenSub Corp. with the Securities and Exchange Commission under the file number 333-194765.

As of July 22, 2014 (the “Statistical Calculation Date”), the Receivables had the characteristics described in the Prospectus Supplement dated August 20, 2014 (the “Prospectus Supplement”), and filed with the Commission pursuant to Rule 424(b)(5) of the Act on August 22, 2014. As of August 19, 2014 (the “Cutoff Date”), the Receivables had the characteristics set forth in Exhibit 99.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

99.1	Statistical information for the receivables as of the Cutoff Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2014-3

By:	AmeriCredit Financial Services, Inc., as Servicer

By:	/s/ Frank E. Brown III
Name:	Frank E. Brown III
Title:	Senior Vice President, Corporate Counsel and Secretary

Dated: August 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Statistical information for the receivables as of the Cutoff Date.

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